Form 10-K, Exhibit 13
period 1997-12-31
DLJ MORTGAGE ACCEPTANCE CORP
filed 1998-01-23
CIK 834163

                                                                      EXHIBIT 13

                             SERVICER'S CERTIFICATE

In Accordance with Section 7.09 of the Pooling and Servicing Agreement dated as of December 1, 1997, DLJ Mortgage Acceptance Corp. reports the following information pertaining to Series 1997-2, for the calendar year 1997

(I)      Amount received:               Interest                  Principal
                                        $0                        $0


(II)     Class A-1 Distribution Amount:
         (A) Current Interest                        $0
         (B) Principal Distribution Amount           $0
         (C) Carry Forward Amount                    $0
         TOTAL CLASS A-1 DISTRIBUTION AMOUNT         $0

         Class A-2 Distribution Amount:
         (A) Current Interest                        $0
         (B) Principal Distribution Amount           $0
         (C) Carry Forward Amount                    $0
         TOTAL CLASS A-2 DISTRIBUTION AMOUNT         $0

         Class A-3 Distribution Amount:
         (A) Current Interest                        $0
         (B) Principal Distribution Amount           $0
         (C) Carry Forward Amount                    $0
         TOTAL CLASS A-3 DISTRIBUTION AMOUNT         $0

(III)    (A) Servicing Fee: $0
         (B) Amount to be deposited to the expense account - TRUSTEE: $0
         (C) Insured Payments: $0
         (D) Premium Amount:   $0
         (E) Principal Carryover Shortfall and Interest Carryover
             Shortfall: $0
         (F) Aggregate amount which is received by the Trust from the Master
             Servicer:  $0

By:  /s/  Robert Bennett, Jr.
     ---------------------------
     Name:  Robert Bennett, Jr.
     Title: Vice President